CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-249652 on Form N-1A filed by James Alpha Funds Trust of our report dated April 28, 2021, relating to the financial statements and financial highlights of Snow Capital Small Cap Value Fund and Snow Capital Long/Short Opportunity Fund, each a series of Trust for Professional Managers, appearing in the Annual Report on Form N-CSR of Trust for Professional Managers for the year ended February 28, 2021.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 27, 2023